                                                                    Exhibit 16.1




January 10, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 8 of Form 10-KSB of Myrient, Inc. for the event that occurred on January 10, 2003, and are in agreement with the statements contained therein insofar as they relate to our firm.





                                                              /s/ CORBIN & WERTZ

Irvine, California